SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2014

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400 Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 31, 2014, Global Power Equipment Group Inc. (the “Company”) entered into a new employment agreement with Luis Manuel Ramírez, its President and Chief Executive Officer (the “Employment Agreement”), which supersedes and replaces the Company’s prior employment agreement with Mr. Ramírez, dated June 6, 2012, the initial term of which was due to end on July 1, 2014.  The term of the Employment Agreement expires July 1, 2016, with the possibility of successive one-year renewals. Mr. Ramírez will receive an initial annual base salary of $577,500 and a target annual incentive opportunity under the Company’s Short-Term Incentive Plan equal to 80% of his annual salary. The Company also granted Mr. Ramírez 15,000 restricted share units as of March 31, 2014, 1/3 of which are time-based restricted share units that will vest on December 31, 2014, subject to Mr. Ramírez’s continued service with the Company, and 2/3 of which are performance-based restricted share units that vest, if at all, contingent upon the Company’s achievement of certain performance objectives for fiscal 2014, subject to Mr. Ramírez’s continued service with the Company through December 31, 2014. Future equity grants will be subject to the discretion of the compensation committee of the Board.

In the event that Mr. Ramírez’s employment were terminated without Cause (whether during or at the end of the term) or he resigned for Good Reason (both as defined in the Employment Agreement), Mr. Ramírez would be eligible to receive (i) salary continuation for one year, (ii) the unpaid annual incentive for the prior fiscal year, if any, (iii) a pro-rated annual incentive for the current fiscal year, and (iv) pro-rated vesting of restricted share units.  Notwithstanding the foregoing, if the termination occurs within 90 days prior to, or within 2 years following, a Change of Control (as defined in the Company’s 2011 Equity Incentive Plan), Mr. Ramírez would be eligible to receive, in lieu of salary continuation for one year, a lump-sum payment equal to the sum of (i) two times his annual base salary and (ii) his target annual incentive opportunity for the fiscal year during which the termination occurs. In exchange for these benefits, Mr. Ramírez would be required to sign and not revoke a release of claims in favor of the Company. Reduced severance levels would be available in the event of his death or disability.

The Employment Agreement contains standard ownership of works, confidentiality, non-compete, non-solicitation and non-disparagement covenants.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement by and between Luis Manuel Ramírez and Global Power Equipment Group Inc., dated as of March 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2014

Global Power Equipment Group Inc.

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement by and between Luis Manuel Ramírez and Global Power Equipment Group Inc., dated as of March 31, 2014.